AMERICAN ARBITRATION ASSOCIATION

INTERNATIONAL CENTER DISPUTE RESOLUTION

CALDERA RESOURCES INC., Claimant/Cross-Respondent, -against-	ORDER OF THE ARBITRATOR AAA No.: 50 180 00674 10
GLOBAL GOLD MINING LLC and GLOBAL GOLD CORPORATION, Respondents/Cross-Claimant.	Presiding Arbitrator: Hon. Herman Cahn

The above captioned parties, Caldera Resources Inc. (hereinafter "Caldera") and Global Gold Mining, LLC and Global Gold Corporation (collectively, "Global Gold") (collectively the "Parties") are before this tribunal on issues related to a certain joint venture agreement, dated March 24, 2010 (hereinafter the "JV Agreement")

WHEREFORE, the Parties are engaged in an arbitration proceeding (the "Arbitration") before the undersigned (the "Arbitrator") as required by the JV Agreement; and

WHEREFORE, the Parties have completed the introduction of evidence in the Arbitration, each party has served Post-Arbitration Hearing Memoranda and Replies, and the Parties engaged in an oral argument on January 19, 2012 before the Arbitrator; and

WHEREFORE, on January 19, 2012, I signed an order which, for the limited period of time set forth in that order, prohibited the parties' sale, transfer, pledge, assignment, encumbrance, or hypothecation of any rights, title, shares, or interests in Marjan-Caldera LLC, a Delaware Limited Liability Company ("Marjan-Caldera"), the Marjan Mining Company LLC of the Republic of Armenia, registered on February 2, 2010, State Registration Number 273.110.05412 ("Marjan Mining"), and/or any asset of Marjan-Caldera and/or any asset of the Marjan Mining Company, including, but not limited to, any and all licenses and/or property interests, including License Number HAL-14/526(the "License"), related in any way to the Marjan project, located in southwestern Armenia along the Nakichevan border in the Syunik province and further defined in the JV Agreement (the "January 19, 2012 Order"); and

WHEREFORE, the January 19, 2012 Order, among other things, stated that it will not affect "any other judicial proceeding or enforcement of any other judicial proceeding," and that it was "not intended as a stay of any court proceedings in any other court, including those courts in the United States or in the Republic of Armenia"; and

WHEREFORE, the Arbitrator has been advised that the Court of Cassation of the Republic of Armenia issued three Orders effective February 8, 2012 upholding lower court orders which held that the registration of the shares of Marjan Mining to Marjan-Caldera and amendments made to the charter of Marjan Mining effected in or about August 2010 the were improper (the "Armenian Decision"); and

WHEREFORE, the parties have informed me as the Arbitrator that Global Gold intends to take certain acts as a result of and pursuant to the Armenian Decision:

NOW, THEREFORE,

Pursuant to Rule 43 (b) of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association ("AAA"):

[i]n addition to a final award, the arbitrator may make other decisions, including interim, interlocutory, or partial rulings, orders, and awards. In any interim, interlocutory, or partial award, the arbitrator may assess and apportion the fees, expenses, and compensation related to such award as the arbitrator determines is appropriate.

See AAA Rule 43(b).

Pending further Order of the Arbitrator, I hereby order, declare, and decree the following:

1.	The November 17, 2011 and January 19, 2012 of the Arbitrator are and shall remain in full force and effect.

2.	Global Gold shall be permitted to "enter" or file the Armenian Decision in the courts of the Republic of Armenia.

3.

Pending the decision on liability in this Arbitration, Global Gold, shall not take any affirmative action in furtherance of the sale, transfer, pledge, assignment, encumbrance, or hypothecation of any rights, title, shares, or interests in Marjan Mining, Marjan Caldera, the Marjan property and/or the Marjan License.

4.	Nothing herein shall prevent Global Gold's agent Ashot Boghossian from serving as General Director of Marj an Mining.

5.	To the extent any question arises about other actions either party feels is required to enter and enforce the decisions of the Armenian courts, the party may move to amend this Order.

Dated:	New York, New York March 2 , 2012

SO ORDERED /s/ Herman Cahn
Honorable Herman Cahn

 3